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                                  Exhibit 21.1

List of Subsidiaries of the Registrant.
The following is a list of all subsidiaries of the Registrant, omitting those subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary of the Registrant as of December 31, 1999.

Name of Subsidiary         Jurisdiction of   Name(s) under which the Subsidiary
                           Incorporation or  Conducts Business
                           Organization
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Winstar Wireless, Inc.     Delaware          Winstar
                                             Winstar Wireless
                                             Winstar General Business
                                             Winstar Large Accounts
                                             Winstar for Education
                                             Winstar for Buildings
                                             Winstar Network Services

Winstar Equipment Corp.    Delaware          None

Winstar Equipment II Corp. Delaware          None

Winstar Wireless Fiber     Delaware          None
Corp.
Winstar LMDS, LLC          Delaware          None

Winstar International,     Delaware          None
Inc.

Winstar Credit Corp.       Delaware          None

Winstar Holdings, BV       The Netherlands   None


WWI License Holding, Inc.  Delaware          None

Winstar Network            Delaware          None
Expansion, LLC

Office.com Inc.            Delaware          None

Winstar New Media          Delaware          Winstar for Business
Company, Inc.                                Winstar Interactive Investments
(collectively with its                       Winstar Interactive Media Sales
subsidiaries)                                Winstar Global Media
                                             Winstar TV and Video
                                             Non Fiction Films
                                             Fox/Lorber Associates
                                             Wellspring Media
                                             SportsFan Radio Network
                                             Winstar Affiliate Sales